EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Navistar International Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 2-70979, 33-26847, 333-29301, 333-77781, 333-86756, 333-86754, 333-113896, and 333-162266) and on Form S-3 (No. 333-162588) of Navistar International Corporation of our report dated December 21, 2009, with respect to the consolidated balance sheets of Navistar International Corporation and subsidiaries as of October 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the three-year period ended October 31, 2009 and the effectiveness of internal control over financial reporting as of October 31, 2009, which report appears in the October 31, 2009 annual report on Form 10-K of Navistar International Corporation.

As described in Note 1 to the accompanying consolidated financial statements, the Company adopted accounting standards on accounting for uncertainty in income taxes as of November 1, 2007.

/s/ KPMG LLP

Chicago, Illinois

December 21, 2009

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